EXHIBIT 10.2

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

WARRANT AGREEMENT

1.           THIS WARRANT AGREEMENT, pursuant to that certain Consulting Agreement by and between Aladdin International Inc., a Nevada corporation (the “Company”), on one hand, and Shilong Film Investment, Inc., a California corporation, on the other hand, dated March 20, 2018 (the “Effective Date”), Shilong Film Investment, Inc.,  (the “Holder”), as the holder of this Warrant Agreement, is entitled, at any time or from time to time from effective date (the “Exercise Date”), and at or before 5:00 p.m., Eastern time, on March 21, 2023 (the “Expiration Date”)1, but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to THREE MILLION (3,000,000) shares of common stock of the Company, par value $0.001 per common stock (the “Common Stock”), subject to adjustment as provided in Section 6 hereof. If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Warrant Agreement may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate this Warrant Agreement. This Warrant Agreement is initially exercisable at $0.15 per Common stock; provided, however, that upon the occurrence of any of the events specified in Section 6 hereof, the rights granted by this Warrant Agreement, including the exercise price per Common stock and the number of Common Stock to be received upon such exercise, shall be adjusted as therein specified.  The term “Exercise Price” shall mean the initial exercise price as set forth above or the adjusted exercise price as a result of the events set forth in Section 6 below, depending on the context.

Capitalized terms not defined herein shall have the meaning ascribed to them in the Consulting Agreement.

2.           Exercise.

2.1           Exercise Form. In order to exercise this Warrant Agreement, the exercise form attached hereto as Exhibit A must be duly executed and completed and delivered to the Company, together with this Warrant Agreement and payment of the Exercise Price for the Common Stock being purchased payable in cash by wire transfer of immediately available funds to an account designated by the Company or by certified check.  If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern time, on the Expiration Date, this Warrant Agreement shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

2.2           Cashless Exercise. At any time after the Exercise Date and until the Expiration Date, Holder may elect to receive the number of Common Stock equal to the value of this Warrant Agreement (or the portion thereof being exercised), by surrender of this Warrant Agreement to the Company, together with the exercise form attached hereto, in which event the Company shall issue to Holder, Shares in accordance with the following formula:

———————

1

Which shall be the fifth year anniversary from the Effective Date

X	=	Y(A-B)
A

Where,		X	=	The number of Common Stock to be issued to Holder;
		Y	=	The number of Common Stock for which the Warrant Agreement is being exercised;
		A	=	The fair market value of one Common stock; and
		B	=	The Exercise Price.

For purposes of this Section 2.2, the “fair market value” of an Common stock is defined as follows:

(i)           if the Common Stock is traded on a national securities exchange or the OTCQB Market (or similar quotation system), the value shall be deemed to be the closing price on such exchange or quotation system the trading day immediately prior to the exercise form being submitted in connection with the exercise of the Warrant Agreement; or

(ii)           if there is no market for the Common Stock, the value shall be the fair market value thereof, as determined in good faith by the Company’s Board of Directors.

2.3           Legend. Each certificate for the securities purchased under this Warrant Agreement shall bear a legend as follows, until the Company has received an opinion from counsel acceptable to the Company that such securities have been registered under the Securities Act of 1933, as amended (the “Act”) or are exempt from registration therefrom:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), or applicable state law. Neither the securities nor any interest therein may be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act and applicable state law which, in the opinion of counsel to the Company, is available.”

3.           Transfer.

3.1           General Restrictions. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof and to the provisions of Section 4.1 of the Warrant Agreement, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant Agreement at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant Certificate in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant Certificate evidencing the portion of this Warrant Agreement not so assigned. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant Agreement to the Company unless the Holder has assigned this Warrant Agreement in full, in which case, the Holder shall surrender this Warrant Agreement to the Company within three (3) Trading Days of the date the Holder delivers an assignment form to the Company assigning this Warrant Agreement full.

3.2           Restrictions Imposed by the Act. The securities evidenced by this Warrant Agreement shall not be transferred unless and until: (i) the Company has received the opinion of counsel for the Company that the securities may be transferred pursuant to an exemption from registration under the Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the Company, (ii) a registration statement or a post-effective amendment to the Registration Statement relating to the offer and sale of such securities that has been declared effective by the U.S. Securities and Exchange Commission (the “Commission”) and includes a current prospectus or (iii) a registration statement, pursuant to which the Holder has exercised its registration rights pursuant to Sections 4.1 and 4.2 herein, relating to the offer and sale of such securities has been filed and declared effective by the Commission and compliance with applicable state securities law has been established.

4.           Removed and Reserved.

5.           New Warrant Certificate to be Issued.

5.1           Partial Exercise or Transfer. Subject to the restrictions in Section 3 hereof, this Warrant Agreement may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of any Warrant Certificate for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price and/or transfer tax if exercised pursuant to Section 2.1 hereof, the Company shall cause to be delivered to the Holder without charge a new Warrant Certificate of like tenor to this Warrant Agreement in the name of the Holder evidencing the right of the Holder to purchase the number of Common Stock purchasable hereunder as to which this Warrant Agreement has not been exercised or assigned.

5.2           Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of Warrant Certificate and of reasonably satisfactory indemnification or the posting of a bond, the Company shall execute and deliver a new Warrant Certificate of like tenor and date. Any such new Warrant Certificate executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

6.           Adjustments.

6.1           Adjustments to Exercise Price and Number of Common Stock. The Exercise Price and the number of Common Stock underlying this Warrant Agreement shall be subject to adjustment from time to time as hereinafter set forth:

6.1.1           Share Dividends; Split Ups. If, after the date hereof, and subject to the provisions of Section 6.3 below, the number of outstanding Common Stock is increased by a stock dividend payable in Common Stock or by a split up of Common Stock or other similar event, then, on the effective day thereof, the number of Common Stock purchasable hereunder shall be increased in proportion to such increase in outstanding Common Stock, and the Exercise Price shall be proportionately decreased.

6.1.2           Aggregation of Common Stock. If, after the date hereof, and subject to the provisions of Section 6.3 below, the number of outstanding Common Stock is decreased by a consolidation, combination or reclassification of Common Stock or other similar event, then, on the effective date thereof, the number of Common Stock purchasable hereunder shall be decreased in proportion to such decrease in outstanding shares, and the Exercise Price shall be proportionately increased.

6.1.3           Replacement of Common Stock upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding Common Stock other than a change covered by Section 6.1.1 or Section 6.1.2 hereof or that solely affects the par value of such Common Stock, or in the case of any share reconstruction or amalgamation or consolidation of the Company with or into another corporation (other than a consolidation or share reconstruction or amalgamation in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Common Stock), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Warrant Agreement shall have the right thereafter (until the expiration of the right of exercise of this Warrant Agreement) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of common stocks or other securities or property (including cash) receivable upon such reclassification, reorganization, share reconstruction or amalgamation, or consolidation, or upon a dissolution following any such sale or transfer, by a Holder of the number of Common Stock of the Company obtainable upon exercise of this Warrant Agreement immediately prior to such event; and if any reclassification also results in a change in Common Stock covered by Section 6.1.1 or Section 6.1.2, then such adjustment shall be made pursuant to Section

6.1.1, Section 6.1.2 and this Section 6.1.3. The provisions of this Section 6.1.3 shall similarly apply to successive reclassifications, reorganizations, share reconstructions or amalgamations, or consolidations, sales or other transfers.

6.1.4

Fundamental Transaction. If, at any time while this Warrant Agreement is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any direct or indirect purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spinoff or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding Common Stock (not including any Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with, the other Persons making or party to such stock or share purchase agreement or other business combination) (each a "Fundamental Transaction"), then, upon any subsequent exercise of this Warrant Agreement, the Holder shall have the right to receive, for each Warrant Agreement Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional or alternative consideration (the "Alternative Consideration") receivable as a result of such Fundamental Transaction by a holder of the number of Common Stock for which this Warrant Agreement is exercisable immediately prior to such Fundamental Transaction. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternative Consideration based on the amount of Alternative Consideration issuable in respect of one Common stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternative Consideration in a reasonable manner reflecting the relative value of any different components of the Alternative Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternative Consideration it receives upon any exercise of this Warrant Agreement following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the "Successor Entity") to assume in writing all of the obligations of the Company under this Warrant Agreement, and to deliver to the Holder in exchange for this Warrant Agreement a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant Agreement which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Common Stock acquirable and receivable upon exercise of this Warrant Agreement prior to such Fundamental Transaction, and with an exercise price which applies the Exercise Price hereunder to such shares of capital stock (but taking into account the relative value of the Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant Agreement immediately prior to the consummation of such Fundamental Transaction). Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant Agreement and the other Transaction Documents referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of, the Company and shall assume all of the obligations of the Company, under this Warrant Agreement and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

6.1.5

Changes in Form of Warrant Agreement. This form of Warrant Agreement need not be changed because of any change pursuant to this Section 6.1, and Warrant Agreement issued after such change may state the same Exercise Price and the same number of Common Stock as are stated in the Warrant Agreement or Warrant Certificate initially issued pursuant to this Agreement. The acceptance by any Holder of the issuance of new Warrant Certificate reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the date hereof or the computation thereof.

6.2           Substitute Warrant. In case of any consolidation of the Company with, or share reconstruction or amalgamation of the Company with or into, another corporation (other than a consolidation or share reconstruction or amalgamation which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or share reconstruction or amalgamation shall execute and deliver to the Holder a supplemental Warrant Agreement providing that the holder of each Warrant Certificate then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such Warrant Certificate) to receive, upon exercise of such Warrant Certificate, the kind and amount of Common Stock and other securities and property receivable upon such consolidation or share reconstruction or amalgamation, by a holder of the number of Common Stock of the Company for which such Warrant Agreement might have been exercised immediately prior to such consolidation, share reconstruction or amalgamation, sale or transfer. Such supplemental Warrant Agreement shall provide for adjustments which shall be identical to the adjustments provided for in this Section 6. The above provision of this Section 6 shall similarly apply to successive consolidations or share reconstructions or amalgamations.

6.3           Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Common Stock upon the exercise of the Warrant Agreement, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down, as the case may be, to the nearest whole number of Common Stock or other securities, properties or rights.

7.           Reservation and Listing. The Company shall at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon exercise of this Warrant Agreement, such number of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of this Warrant Agreement and payment of the Exercise Price therefor, in accordance with the terms hereby, all Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable not subject to preemptive rights of any shareholder. As long as this Warrant Agreement shall be outstanding, the Company shall use its commercially reasonable efforts to cause all Common Stock issuable upon exercise of this Warrant Agreement to be listed (subject to official notice of issuance) on a national securities exchange (or, if applicable, on the OTCQB Market or any successor quotation system) on which the Common Stock issued to the public in the Offering may then be listed and/or quoted (if at all).

8.           Certain Notice Requirements.

8.1           Holder’s Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holders the right to vote or consent or to receive notice as a shareholder for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Warrant Agreement and their exercise, any of the events described in Section 8.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen days prior to the date fixed as a record date or the date of closing the transfer books (the “Notice Date”) for the determination of the shareholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be. Notwithstanding the foregoing, the Company shall deliver to each Holder a copy of each notice given to the other shareholders of the Company at the same time and in the same manner that such notice is given to the shareholders.

8.2           Events Requiring Notice. The Company shall be required to give the notice described in this Section 8 upon one or more of the following events: (i) if the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, (ii) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or share reconstruction or amalgamation) or a sale of all or substantially all of its property, assets and business shall be proposed.

8.3           Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 6 hereof, send notice to the Holders of such event and change (“Price Notice”). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company’s Chief Financial Officer.

8.4           Transmittal of Notices. All notices, requests, consents and other communications under this Warrant Agreement shall be in writing and shall be deemed to have been duly made if made in accordance with the notice provisions of the Underwriting Agreement to the addresses and contact information for the Holder set forth therein.

9.           Miscellaneous.

9.1           Amendments. The Company and the Underwriter may from time to time supplement or amend this Warrant Agreement in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and the Underwriter may deem necessary or desirable and that the Company and the Underwriter deem shall not adversely affect the interest of the Holders. All other modifications or amendments shall require the written consent of and be signed by the party against whom enforcement of the modification or amendment is sought.

9.2           Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Warrant Agreement.

9.3.           Entire Agreement. This Warrant Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Warrant Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

9.4           Binding Effect. This Warrant Agreement shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their permitted assignees, respective successors, legal representative and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Warrant Agreement or any provisions herein contained.

9.5           Governing Law; Submission to Jurisdiction; Trial by Jury. This Warrant Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, without giving effect to conflict of laws principles thereof. Each of the Company and the Holder hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Warrant Agreement shall be brought and enforced in the Nevada Supreme Court, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the Company and the Holder hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and the Holder agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. The Company and the Holder hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

9.6           Waiver, etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Warrant Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Warrant Agreement or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Warrant Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Warrant Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought;

and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

9.8

Execution in Counterparts. This Warrant Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Such counterparts may be delivered by facsimile transmission or other electronic transmission.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company has caused this Warrant Agreement to be signed by its duly authorized officer as of the 20th day of March, 2018.

Aladdin International Inc.

By:	/s/ Qinghua Chen
Name:	Qinghua Chen
Title:	Chief Executive Officer

Warrant Holder : Shilong Film Investment, Inc.

By:	/s/ Miaoxin Yu
Name:	Miaoxin Yu
Title:	President

EXHIBIT A

NOTICE OF EXERCISE

To: Aladdin International, Inc.

Attention: President or CEO

Date: __________, 20___

The undersigned hereby elects irrevocably to Purchase ___________________________ shares of Common Stock of Aladdin International Inc., a Nevada corporation (the “Company”) pursuant to the terms of the attached Warrant Agreement.

[   ]

The undersigned hereby makes payment of $_____________________________________ (at the rate of $____________________ per Common stock) in payment of the Exercise Price pursuant thereto. Please issue the Common Stock as to which this Warrant Agreement is exercised in accordance with the instructions given below and, if applicable, a new Warrant Certificate representing the number of Common Stock for which this Warrant Agreement has not been exercised.

or

[   ]

The undersigned hereby elects irrevocably to convert its right to purchase __________________ Common Stock under the Warrant Agreement for _____________________________ Common Stock, as determined in accordance with the following formula:

	X	=	Y(A-B)
A
Where,	X	=	The number of Common Stock to be issued to Holder;
	Y	=	The number of Common Stock for which the Warrant Agreement is being exercised;
	A	=	The fair market value of one Common stock which is equal to $_____; and
	B	=	The Exercise Price which is equal to $______ per Common stock

The undersigned agrees and acknowledges that the calculation set forth above is subject to confirmation by the Company and any disagreement with respect to the calculation shall be resolved by the Company in its sole discretion.

Please issue the Common Stock as to which this Warrant Agreement is exercised in accordance with the instructions given in Warrant Agreement and, if applicable, a new Warrant Certificate representing the number of Common Stock for which this exercise of Warrant has not been converted.

Warrant Holder : Shilong Film Investment, Inc.

By:

Name:

Title: